IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first-above written.

CUSTOMER

Trust                          Series

Colonial Trust I               Colonial High Yield Securities Fund
                               Colonial Income Fund
                               Colonial Strategic Income Fund
                               Stein Roe Advisor's Tax-Managed Growth Fund

Colonial Trust II              Colonial Money Market Fund
                               Colonial Intermediate U.S. Government Fund
                               Colonial Short Duration U.S. Government Fund
                               Colonial Newport Tiger Cub Fund
                               Newport Japan Opportunities Fund
                               Newport Greater China Fund

Colonial Trust III             Colonial Select Value Fund
                               The Colonial Fund
                               Colonial Federal Securities Fund
                               Colonial Global Equity Fund
                               Colonial International Horizons Fund
                               Colonial International Fund for Growth
                               Colonial Strategic Balanced Fund

Colonial Trust IV              Colonial Tax-Exempt Fund
                               Colonial Tax-Exempt Insured Fund
                               Colonial Municipal Money Market Fund
                               Colonial High Yield Municipal Fund
                               Colonial Utilities Fund
                               Colonial Intermediate Tax-Exempt Fund

Colonial Trust V               Colonial Massachusetts Tax-Exempt Fund
                               Colonial Minnesota Tax-Exempt Fund
                               Colonial Michigan Tax-Exempt Fund
                               Colonial New York Tax-Exempt Fund
                               Colonial Ohio Tax-Exempt Fund
                               Colonial California Tax-Exempt Fund
                               Colonial Connecticut Tax-Exempt Fund
                               Colonial Florida Tax-Exempt Fund
                               Colonial North Carolina Tax-Exempt Fund

Colonial Trust VI              Colonial U.S. Stock Fund
                               Colonial Small Cap Value Fund
                               Colonial Aggressive Growth Fund
                               Colonial Equity Income Fund
                               Colonial International Equity Fund
                               Newport Asia Pacific Fund

Colonial Trust VII             Colonial Newport Tiger Fund

Colonial Intermediate High Income Fund
Colonial InterMarket Income Trust I
Colonial Municipal Income Trust
Colonial High Income Municipal Trust
Colonial Investment Grade Municipal Trust

Liberty All-Star Growth Fund, Inc.
Liberty All-Star Equity Fund

Liberty Variable
Investment Trust
                         Colonial Growth and Income Fund, Variable Series Colonial Utilites Fund, Variable Series
                         Colonial International Fund for Growth, Variable Series Colonial U.S. Stock Fund, Variable Series
                         Colonial Strategic Income Fund, Variable Series
                         Newport Tiger Fund, Variable Series
                         Liberty All-Star Equity Fund, Variable Series



By:
           Nancy L. Conlin
           June 5, 1998


THE CHASE MANHATTAN BANK


By:
           Rosemary Stidmon
           Date:
                                             S:\FUNDS\GENERAL\CONTRACT\Chase.DOC


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